As filed with the Securities and Exchange Commission on June 11, 2003

Registration No. 333-40442

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ANTIGENICS INC.
(Exact name of registrant as specified in its charter)

Delaware State or other jurisdiction of incorporation or organization)	06-1562417 (I.R.S. Employer Identification No.)

Antigenics Inc.
630 Fifth Avenue, Suite 2100
New York, NY 10111
(Address of principal executive offices, including zip code)

1999 EQUITY INCENTIVE PLAN
(Full title of the plan)

Garo H. Armen, Ph.D
Antigenics Inc.
630 Fifth Avenue, Suite 2100
New York, NY 10111
212-994-8200
(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Paul M. Kinsella, Esq.
Ropes & Gray
One International Place
Boston, MA 02110
617-951-7000
617-951-7050 (facsimile)

Title of Each Class of Securities		Proposed Maximum Offering	Proposed Maximum	Amount of
to be Registered	Amount to be Registered	Price Per Share(1)	Aggregate Offering Offering Price(1)	Registration Fee

Common Stock, $0.01 par value per share	1,200,000 shares(2)	$14.94	$17,928,000	$1,450

(1)	Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average high and low prices of the Common Stock as reported by the Nasdaq National Market on June 6, 2003 to be $15.78 and $14.10, respectively.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

Explanatory Note

     The Registrant hereby amends its Registration Statement on Form S-8 (File No. 333-40442) filed with the Securities and Exchange Commission on June 29, 2000, which is incorporated herein by reference, to increase the number of shares of the Registrant’s Common Stock available for issuance under the Antigenics Inc. 1999 Equity Compensation Plan (the “Plan”) by 1,200,000 shares so that a total of 6,000,000 shares will be available under the Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 11th day of June, 2003.

ANTIGENICS INC.

By: /s/ Garo H. Armen, Ph.D. Name: Garo H. Armen, Ph.D. Title: Chief Executive Officer and Chairman of the Board

* * * *

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of June 11, 2003.

Signature	Title

/s/ Garo H. Armen, Ph.D. Garo H. Armen, Ph.D.	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Jeffrey Clark Jeffrey Clark	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Noubar Afeyan, Ph.D	Director

/s/ Frank AtLee Frank AtLee	Director

* Gamil de Chadarevian	Director, Vice Chairman of the Board

/s/ Tom Dechaene Tom Dechaene	Director

/s/ Margaret Eisen Margaret Eisen	Director

/s/ Wadih Jordan Wadih Jordan	Director

/s/ Mark Kessel Mark Kessel	Director

* Pramod Srivastava	Director

* By: /s/ Garo H. Armen, Ph.D. Garo H. Armen, Ph.D. Attorney-in-Fact

EXHIBIT INDEX

4.1	Antigenics Inc. Amendment No. 1 to 1999 Equity Incentive Plan.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (previously filed in Part II of the Form S-8 dated June 29, 2000, File No. 333-40442).